EXHIBIT 10.27

                         MEDIA FORUM INTERNATIONAL, INC.
                              307 East 51st Street
                               New York, NY 10022


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                                PROXY STATEMENT

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                        SPECIAL MEETING OF SHAREHOLDERS

                     TO BE HELD ON THURSDAY, MARCH 25, 1999

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Media Forum International, Inc., a Florida corporation (the "Company") for proxies to be voted at the Company's Annual Meeting of Shareholders (the "Meeting") to be held on March 25th, 1999 at 307 East 51st Street, New York, NY 10022 at 4:00 p.m., Eastern Daylight Savings Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying proxy will be mailed to the Company's shareholders on or about March 19th, 1999.

     If the enclosed proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting. If a shareholder indicates in his proxy a choice with respect to any matter to be acted upon, his shares will be voted in accordance with that shareholder's choice. If no choice is indicated, the shares will be voted "FOR" in regard to all of the seven (7) proposals that have been approved and recommended by the Board of Directors and are set forth herein, and in the discretion of the proxies who are "FOR" or "AGAINST" any other proposals which may be submitted at the Meeting. A shareholder giving a proxy may revoke it at any time by giving written notice to the Secretary of the Company at any time before the proxy is voted, by executing a proxy bearing a later date, or by attending the Meeting and voting in person.

                        PERSONS MAKING THE SOLICITATION

     This Proxy Statement solicits proxies on behalf of the Board of Directors of the Company. The total expense of such solicitation, including the cost of preparing, assembling and mailing the proxy materials to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its directors, officers, and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees, and fiduciaries will be required to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.


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                      SHARES OUTSTANDING AND VOTING RIGHTS

     Only shareholders of record at the close of business on March 18th, 1999, (Record Date) are entitled to notice of any to vote at the Meeting or any adjournment thereof.

SHAREHOLDER VOTING

     All voting rights with respect to the election of five (5) directors of the Company (Proposal No. 1 below) and with respect to all other proposals coming before the Meeting are vested exclusively in the holders of the Company's voting common stock (the "Common Stock"), with each share entitled to one vote.
Cumulative voting in the election of directors is not allowed. On March 18, 1999, the Company had 6,733,803 shares of Common Stock outstanding.

     One-third of the Company's outstanding Common Stock represented in person or by proxy shall constitute a quorum at the Meeting. The nominees receiving a plurality of votes cast at the Meeting, assuming a quorum is present, will be elected as directors. The affirmative vote of a majority of the outstanding shares of the Company is necessary to authorize the amendment to the Company's Articles of Incorporation. The affirmative vote of a majority of the votes cast, provided a quorum is present, is necessary to ratify the appointment of Merdinger, Fruchter, Rosen & Corso LLP, Certified Public Accountants, to audit the accounts and records of the Company through the fiscal year ended December 31, 1998. The affirmative vote of a majority of the votes cast, provided a quorum is present, is necessary to approve the merger proposal of MFI with Advanced Communications Technologies, Inc.

     To the best of the Company's knowledge, no single person or entity, and no group of persons, controls sufficient votes to determine the outcome of any of the proposals being voted upon by the shareholders.

                       SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 18th, 1999, the stock ownership of each director, director nominee and Named Executive individually, and of all directors and executive officers of the Company as a group.

             NAME OF                         NUMBER OF SHARES
             BENEFICIAL OWNER                BENEFICIALLY OWNED

             Nancy Needham                         50,000
             E. R. du Pont                         50,000
             Randall Prouty                       604,870
             Michael Finch                        108,000
             GTCL/ Roger May                    1,150,000
             Wendelin Hummel                       75,000

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                                 PROPOSAL NO. 1

       AMENDMENT - ARTICLES OF INCORPORATION - ELCTION OF DIRECTORS

     That the Shareholders of MFI approve an amendment to the Articles of Incorporation to "Article VI - Directors" so that the approved number of Directors shall be seven (7). A total of five directors will be elected at the Meeting by the holders of the Company's Common Stock.

     The proxies will not be voted for a greater number of persons than the number of nominees named herein. The persons named as "Proxies" in the enclosed form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If no choice has been specified by a shareholder, the shares will be voted "FOR" the nominees. If at the time of the Meeting any of the nominees named below should be unable or unwilling to serve, which event is not expected to occur, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

NOMINEES

     Management of the Company recommends the election of the five director nominees set forth below, to hold office until the next annual meeting of shareholders and until their successors are elected and qualified or until their earlier death, resignation, or removal, Management has nominated the following persons for election as directors:

                                E. R. du Pont
                                Michael Finch
                                Roger May
                                Nancy Needham
                                Randall Prouty


               DIRECTORS, NOMINEES FOR DIRECTORS AND OFFICERS

     Directors of the Company shall hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified. The officers of the Company are appointed by and serve at the pleasure of the Board of Directors.

     The directors, nominees for directors and officers of the Company, their present positions with the Company, and a summary of their business experience are set forth below.

     Roger May, Chief Executive Officer and a director, Roger May combines strong management skills, sales, marketing, and product distribution expertise with an in-depth technical knowledge of the telecommunications industry. He began his marketing career in Australia in sales in 1969 and relocated to Los Angeles in 1980, to capitalize on export incentive allowances offered by the Australian Government. He then began to raise venture capital for several high technology projects and attracted over $150 million in overseas capital for various projects and "high tech" development ventures. After moving to New York in 1987, he focused on telecommunications, first established successful joint ventures with Cable & Wireless, and product marketing relationships with

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Rochester Telephone,  Bell Atlantic Frontier  Communications and others. In 1991 he founded International Reservation Services, Ltd. He negotiated the sale of IRSL in January 1997 to TeleServices International Group, a Florida based public company and completed a condition of sale one-year contract as Executive Vice-President, responsible for U.S. and international marketing. He has extensive experience with computers and telecommunications technology and
systems,   ranging   from   negotiating   large   national   and   international
telecommunications long distance contract, established Beta test sites for T&T ISDN-ready T1's to developing and implementing CRS software in Progress 4GL and Microsoft and structuring and implementing networks (LAN, WAN, Frame Relay, Satellite) nationally and internationally. He has had considerable international business experience. He also has an extensive knowledge of the communications industry, especially in regard to evolving technologies and the allied product marketing and distribution.

     Dr. Edmond Rhett du Pont a director, Rex du Pont began his career in 1963, and served as a general partner in the securities firm of F.I. du Pont Glore, Forgan. From 1972 to 1973, he was a Deputy Vice President, Export-Import Bank of the United States. In 1974, he was appointed Director of the Office of Finance, Incentives and Regulation, Federal Energy Administration. After leaving government service, he became a consultant, specialized in finance. He received his B.A., Physics, from Harvard College in 1958 and his M.S., Management, Massachusetts Institute of Technology (1964). He was named a Chartered Financial Analyst in 1971. He received his Doctorate in Finance at the University of Maryland and has been a member of the finance faculty at Boston University's School of Management.

     Dr. Michael R. Finch a director, Mike began his career in 1972 as Research Scientist and Mathematician and for the next eleven years enjoyed an academic career at four UK universities. He obtained a Doctorate of mathematics at Sussex University for original research into Einstein's Theory of General Relativity and its application to Neutron Stars (certificate usually received in 1988). He also lectured at Queen Mary's College London on advanced mathematics. Mike is currently Chief Technology Officer of New Media Solutions and is responsible for the conception, planning creation, execution and deployment of all software products and projects. From 1983 to Dec 1997 he was Director of Product Development for Media Forum (first in the UK, and then in the US), Responsible for developing and implementing Media Forum's software capabilities and strategy. He also managed technical and complex software projects for high-end clients including pre-sales demonstrations to clients of Media Forum. Mike has also designed, written and implemented sophisticated real-time computer programs for trading Financial Instruments and Commodities on the Chicago and New York Futures exchanges.

     Dr. Nancy Needham, a director, Dr. Needham has experience as a manager and as a professor of business administration. She has been a faculty member at the Harvard Business School and Boston University. In 1978 she founded, and continues to serve as President of, The Institute for Corporate & Government Strategy, Inc. (ICGS) a consulting firm specializing in corporate strategy for clients in telecommunications, retail, financial services and energy industries. Concurrently she was Associate Director of the New York State Center for Advanced Technology in Telecommunications at Polytechnic University from 1987 to 1997. Dr. Needham received a B.A. degree from Wellesley College (1964). A member of Phi Beta Kappa, she received an MBA with Distinction (1972), and Doctor of Business Administration (1977) from Harvard University.

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     Randall H.  Prouty,  a director.  Randy is a founder and  Director of Media
Forum International. He is President of Bristol Realty Corporation and is active in commercial real estate and public company finance. He is currently developing a means to originate home mortgages on the Internet, among other projects.
Bristol  has  been  active  in  acquiring   commercial  real  estate  investment
portfolios and in assembling property for securitization. Recent business includes assembling apartment portfolios for publicly trade NYSE REITs and for property that was used to back REMIC (a mortgage backed bond) offerings. Mr. Prouty also has a technical background in computers. He is a qualified webmaster and is directly involved in the programming and development of web-based businesses.

     The Board of Directors has not appointed any standing committees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.


                                PROPOSAL NO. 2

                    AMENDMENT OF ARTICLES OF INCORPORATION

     The Board of Directors is proposing for adoption by shareholders of an amendment to the Company's Articles of Incorporation to increase its authorized shares of common stock from 10,000,000 (ten million) shares to 100,000,000 (one hundred million) shares. The amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company. The Board of Directors recommends a vote for the amendment. The Company presently has outstanding 6,733,803 shares. It also has reserved shares for 342,300 warrants. The Company believes that the remaining shares that are available for issue are inadequate for future potential financings, acquisitions and other purposes, including to provide incentives for employees or directors. The Company reserves the right to issue any of such additional shares for one or more corporate purposes, including incentives for employees or directors, future financing, and mergers or acquisitions.

DILUTIVE EFFECT OF ISSUANCE OF ADDITIONAL SHARES

     The authorization of additional shares of Common Stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of the present shareholders of the Company. However, to the extent that shares are subsequently issued to persons other than the present shareholders and/or in proportions other than the proportion that present exists, such issuance could have a substantial dilutive effect on present shareholders.

     The Board of Directors of the Company believes, however, that the proposed amendment to the Articles of Incorporation will provide several long-term benefits to the Company and its shareholders, including the flexibility to pursue acquisitions in exchange for Common Stock of the Company. The issuance of additional shares of Common Stock for an acquisition may have a dilutive effect on earnings per share and book value per share, as well as a dilutive effect on the voting power of existing shareholders. The Company would expect that any such dilutive effect on earnings per share and/or book value per share would be relatively short-term in duration.

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ANTI-TAKEOVER EFFECT

     The issuance of additional shares of Common Stock by the Company also may potentially have an anti-takeover effect by making it more difficult to obtain shareholder approval of various actions. The proposed increase in the number of authorized shares of Common Stock could enable the Board of Directors to render more difficult an attempt by another person or entity to obtain control of the Company, though the Board of Directors has no present intention of issuing additional shares for such purposes and has no present knowledge of any such takeover efforts.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 TO 100,000,000 SHARES.


                                 PROPOSAL NO. 3

                           RATIFICATION OF AUDITORS

     The  firm  of  Merdinger,   Fruchter,   Rosen  &  Corso,  Certified  Public
Accountants, are the auditors for several public companies and are currently reviewing the books and financial records of the Company as at December 31, 1998 and for the year then ended. The Board of Directors has appointed such firm to audit the accounts and records of the Company for the fiscal year ended December 31, 1998. It is proposed that the appointment of Merdinger, Fruchter, Rosen & Corso P.C. be submitted to the shareholders for ratification. Neither such firm nor any of its members or any of their associates has or has had any financial interest in the Company, direct or indirect, or any relationship with the Company other than in connection with their duties as auditors and accountants.

     Shareholder ratification of this appointment is not required. Management has submitted this matter to the Shareholders because it believes the shareholders' view on the matter should be considered and if the proposal is not approved, Management may reconsider the appointment for the fiscal year ended December 31, 1998.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.


                                PROPOSAL NO. 4

             ACTIONS OF THE BOARD OF DIRECTORS, 4/1/1998 - 3/18/99

     That the Shareholders approve of all of the actions approved and taken by the MFI Board of Directors at the Board of Directors meetings held on the 9th April, 1998, the 25th January, 1999, the 4th February, 1999, and the 10th February, 1999. (Copy of approved resolutions available upon request.)

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

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                                 PROPOSAL NO. 5

         ACTIONS OF THE CHIEF EXECUTIVE OFFICER 12/1/97 - 3/18/99

     That the Shareholders approve all of the actions taken by the CEO of MFI, Roger May, as specifically described in the resolutions approved at the MFI Board of Directors meetings on the 19th April, 1998, the 25th January, 1999, the 4th February, 1999, and the 10th February, 1999. (Copy of approved resolutions available upon request.)

     THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" THE PROPOSAL.


                                 PROPOSAL NO. 6

           MERGER OF ADVANCED COMMUNICATIONS TECHNOLOGIES WITH MFI

     The Board of Directors recommend that the Shareholders approve the merger of MFI with Advanced Communications Technologies, Inc. (ACT) as per the resolution approved by the Board of Directors of MFI at the Board of Directors meeting held on the 4th February, 1999. Advanced Communications Technologies, Inc., is a Nevada corporation that owns the entire rights and interests, for the region of the continental North and South America, to a development project called Universal Wide Spectrum Cellular (`UWCS") which will be marketed under the name "Spectrucell". The primary product of this project is a new Wireless Internet Network ("WIN") structure designed to transmit voice, video, and high speed data transmission signals without the necessity for a traditional style land based wire or fiber optic infrastructure. Once developed the technology has many other applications including the integration into and replacement of existing cellular telephone networks, and the installation of new "Greenfield" cellular telephone networks in regions without traditional land based telecommunications infrastructure. Truly Wireless Internet Networking is considered as the "Holy Grail" in the telecommunications and wireless industries as it does not exist at present.

     The initial basis for developing the technology has been established and tested at an eminent foreign technical University. ACT now requires funding to finalize the system design, implement the bench and field testing of the UWSC system, and to enable completion of the production design of the Spectrucell units.

     ACT is negotiating to acquire a majority interest in a RF Wireless based microwave circuitry company that is currently profitable and complementary to the production of the Spectrucell units.

     ACT is also in preliminary negotiations to acquire a majority interest in a new local service telephone company that is based in New York City, and has a substantial sales base, revenues and profits.

     ACT has also entered into an agreement from a well reputed investment banking house to fund an initial one million dollars ($1,000,000) under the terms of a 504D offering, with a secondary funding under Regulation A for an additional five million dollars ($5,000,000).

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     While ACT strongly believes it can manage,  fund, develop to the production stage, and implement the Spectrucell system into the market place, this project should be considered as a "high risk" venture and the eventual success of the project cannot be assured.

     Similarly, while ACT believes it can complete the acquisition of the two business ventures mentioned herein, the eventual outcome and success of the negotiations cannot be assured.

     The basis of the merger is that ACT will merge all of its assets, including its rights and interest in the UWSC Spectrucell project, and the Wireless Internet Network project applications. As consideration for ACT agreeing to the merger, MFI will authorize the issue to ACT of an amount of one year restricted MFI shares of stock sufficient in number to reflect that at the completion of the merger ACT will own ninety percent (90%) of the issued and outstanding shares of stock in MFI and all of the previous shareholders together collectively will own ten percent (10%) of the issued and outstanding shares of stock in MFI.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MERGE OF MEDIA FORUM INTERNATIONAL, INC. WITH ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.


                                  PROPOSAL NO. 7

                 INCORPORATION OF MFI IN THE STATE OF DELAWARE

     That the Shareholders approve the re-incorporation of MFI in the State of Delaware, as per the resolution approved by the Board of Directors at the Board of Directors meeting held on the 25th January, 1999.

     The Company no longer has an operational base in the State of Florida, and the Board of Directors believe that the State of Delaware is a more suitable location to incorporate.

     THE  BOARD  OF  DIRECTORS  RECOMMENDS  A VOTE  "FOR"  THE  APPROVAL  OF THE
PROPOSAL.

                               EMPLOYMENT CONTRACTS

     In October 1997 the Company entered into a Consulting/Employment contract with Roger May pursuant to which he is currently serving as the Chief Executive Officer of the Company. The Agreement had a one year term, with automatic one year renewal terms at the end of each calendar year and provides for base compensation at the rate of $120,000 per annum, with annual increases. Mr. May has not been paid since commencement of the contract and has been accruing salary since that time. Mr. May has been paid a total of $12,000 as re-imbursement of expenses since inception of the contract, with no payments being made since January of 1998. Mr. May is currently owed $125,000 in back salary, and $36,700 in expenses outlaid on behalf of the Company. In January, 1999 the Board of Directors approved a conversion of $35,000 of back salary to shares of common stock with a one year restricted legend, at a rate of 5 cents

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per share  when the  market  value of free  trading  shares  was 4 - 8 cents per share.

                            DIRECTORS COMPENSATION

     Directors have not been paid any fees for their services as such during the year ended December 31, 1998. All directors have been issued an inception bonus of 50,000 restricted shares of stock and will be reimbursed for reasonable expenses incurred in connection with attendance at Board of Directors meetings.

                               PERFORMANCE GRAPH

     SEE ATTACHED STOCK PERFORMANCE GRAPH AND EXPLANATORY COMMENTS


                               OTHER BUSINESS

     As of the date of this Proxy Statement, Management of the Company was not aware of any matter to be presented at the Meeting other than as set forth herein. If any other matters are properly brought before the Meeting, however, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority of the shares present which are entitled to vote thereon would be necessary to approve any such matters.

               DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                    FOR ANNUAL MEETING TO BE HELD IN 2000

     Any proposal by a Shareholder to be presented at the company's next Annual Meeting of Shareholders, currently expected to be held in February, 2000, must be received at the address of the Company's Counsel, Jack H. Halperin, Esq., Suite 1421, 317 Madison Avenue, New York, NY 10017.

                               ANNUAL REPORT

     The Company has been completely inoperative through 1998, in regard to an operational business, and totally without cash flow or any cash reserves of any nature. There is no Annual Report for the year ended December 31, 1997 or 1998 and it is not anticipated that one will be prepared due to cash restraints.

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     The CEO  managed  to  settle  several  outstanding  disputes,  including  a settlement with Neville Russell & Co, the receivers for UCM Ltd who were acting on behalf of National Westminster Bank (UK) PLC. Settlement was negotiated for a
final  amount  of  575,000   shares  being  issued  to  the  receivers  for  UCM
Ltd/National Westminster Bank (UK) PLC, instead of the 1,150,000 originally agreed to by previous management. Settlements were also reached with Itamar
Lubitsky/MFI  Boston  and  Grasslands   Corporation,   although  the  Grasslands
agreement has yet to be consummated.


                                       BY ORDER OF THE BOARD OF DIRECTORS




                       SHAREHOLDER VOTING RECORD STATEMENT

Name of Shareholder:    ________________________________________________________

Address of Shareholder: ________________________________________________________

                        ________________________________________________________

Contact Numbers:        Tel: ________________________   Fax: ___________________

Number of shares held:  ________________________________________________________



                                 WAIVER OF NOTICE

     The shareholder named above hereby agrees to a Waiver of Notice under Section Nos. 1 & 2 as described under Section 607.0706 of the Florida Corporate Statutes.

     Waiver of notice agreed to by:


Signature:  ________________________________   Date:  __________________________


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     The Shareholder named above votes on Resolutions 1 - 7 as follows:

     Please indicate "FOR" or "AGAINST" accordingly:

        Resolution No. 1 _______________     Resolution No. 2 ________________
        Resolution No. 3 _______________     Resolution No. 4 ________________
        Resolution No. 5 _______________     Resolution No. 6 ________________
        Resolution No. 7 _______________


     This proxy may be returned by fax to: (212) 308-1892.



STOCK PERFORMANCE INFORMATION

     The following graph presents five-quarter return of MFI common stock compared with the NASDAQ Index. Only five quarters of data are available for MFI. The graph assumes that a $100 value of investment in MFI and the NASDAQ Index were each made on September 30, 1997, and that no dividends were paid by either.

[BAR CHART]

                 Sept '97   Dec '97   Mar '98    Jun '98   Sep '98    Dec '98
MFI                $100     $50.18     $37.45     $18.18     $4.73      $0.73
NASDAQ             $100     $93.16    $108.90    $112.40   $100.49    $130.08


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